                                                                   EXHIBIT 10.72

                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

                                          )
In Re:                                    )
                                          )     Jointly Administered
BORDEN CHEMICALS AND PLASTICS             )
OPERATING LIMITED PARTNERSHIP             )     Case No. 01-1268 (RRM)
et al.,                                   )
                                          )     Chapter 11
      Debtors.                            )
                                          )

                              SETTLEMENT AGREEMENT

          THIS SETTLEMENT AGREEMENT is entered into by and between Borden Chemicals and Plastics Operating Limited Partnership ("BCP"), a debtor and debtor-in-possession in the above captioned chapter 11 case; BCP Management, Inc. ("BCPM"), the general partner of BCP and a debtor and debtor-in-possession in a separate chapter 11 case; Borden Chemical, Inc ("BCI")/1/; the United States on behalf of the Environmental Protection Agency ("EPA"); and the Louisiansa Department of Environmental Quality ("La.DEQ").

          WHEREAS, on April 3, 2001, BCP filed a petition for relief under chapter 11 of the Bankruptcy Code, 11 U.S.C. Sections 101 et seq. (the "Bankruptcy Code") and therafter continued in the management and operation of its business and properties pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

          WHEREAS, on October 16, 2001, the United States, on behalf of the EPA, filed a proof of claim in the above-captioned case with respect to inter alia the alleged release of hazardous waste into the environment from the BCP property ("Geismar Property") located in Geismar,

----------
/1/ Formerly known as Borden, Inc.

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Louisiana ("Proof of Claim") (see Exhibit 1 hereto, "Proof of Claim of the
United States on behalf of the United States Environmental Protection Agency" (dated October 15, 2001));

          WHEREAS, the Proof of Claim asserts a claim related to the liability of BCP to EPA under the Resource Conservation and Recovery Act ("RCRA"),
42 U.S.C. Sections 6921 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Sections 9601 et seq.; and the Clean Air Act ("CAA"), 42 U.S.C. Sections 7401 et seq.;

          WHEREAS, on March 22, 2002, BCPM filed in this court a petition for relief under chapter 11 of the Bankruptcy Code (the "BCPM Bankruptcy") and thereafter continued in the management and operation of its business and properties pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

          WHEREAS, on June 11, 1998, the United States District Court for the Middle District of Louisiana entered a consent decree between BCP, the United States, and the State of Louisiana ("Consent Decree") (see Exhibit 2 hereto, United States v. Borden Chemicals and Plastics Operating Limited Partnership, No. 94-2592-A-M2 (Consent Decree, M.D. La. June 11, 1998)), to which BCI is not a party;

          WHEREAS, although certain obligations under the Consent Decree have been completed, other obligations under the Consent Decree remain to be performed;

          WHEREAS, the United States intended its filing of the Proof of Claim to be protective in nature as to BCP's injunctive obligations under the Consent Decree;

          WHEREAS, it is the position of the United States that court-ordered and regulatory obligations of BCP are mandatory injunctive obligations of BCP for which proofs of claim need not be filed under the Bankruptcy Code, but BCP and BCPM dispute this position;

          WHEREAS, BCP and Borden, Inc. entered into an environmental indemnity agreement

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dated as of November 30, 1987 under which each agreed to certain rights and obligations with respect to one another concerning environmental conditions relating to the Geismar Property (see Exhibit 3 hereto, Environmental Indemnity Agreement between BCP and Borden, Inc. (dated as of November 30, 1987));

          WHEREAS, the parties hereto, without admission of liability by any party, desire to settle, compromise and resolve the Proof of Claim and any other proofs of claim with respect to the Consent Decree that have been filed or could have been filed in the above-captioned case by or on behalf of EPA and La.DEQ, and EPA's mandatory injunctive claim contained in the Consent Decree, and to facilitate the orderly and efficient implementation of the work at the Geismar Property called for by the Consent Decree;

          NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration receipt of which is hereby acknowledged;

          IT IS HEREBY STIPULATED and agreed to by and between the parties as follows:

          1. Irrespective of the provisions of Section III of the Consent Decree, BCI, BCPM and BCP and their successors and assigns commit to the EPA and La.DEQ that they shall comply with their respective obligations under the Geismar Environmental Allocation Agreement, Exhibit D to the Master Asset Conveyance and Facility Support Agreement, which agreement (including Exhibit D and the other exhibits thereto) is Exhibit 4 hereto.

          2.   BCI agrees as follows:

               A. BCI shall, as its sole cost and expense and without contribution from BCP or BCPM, carry out, to the extent not already implemented, the work called for in the Interim Measures Section (Section VII, paragraphs 19-58) of the Consent Decree, provided that as between BCI, on the one hand, and BCP or BCPM (or any other entity owning or occupying all

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or any part of the Geismar Property) on the other, BCI shall have the authority to plan, negotiate, and implement any such work, provided further, however, that BCI shall provide BCP with prior notice of and opportunity to comment on any material plans being submitted, material meetings or phone calls for negotiations being conducted, or material work being implemented pursuant to the foregoing proviso, and BCP shall have the right, but not the obligation, to participate at its own expense in any such meetings or phone calls. It is understood that this Settlement Agreement does not render BCI a party to the Consent Decree, but that BCI is obligated under this Settlement Agreement with respect to the Interim Measures as prescribed in the Consent Decree. It is also understood that BCI's obligations under this Settlement Agreement with respect to the Interim Measures as prescribed in the Consent Decree shall include the obligations of BCP under Sections I, IV, V, VIII, IX, X, XIII through XIX, and XXI of the Consent Decree, to the extent such obligations are applicable to the implementation of the Interim Measures as prescribed in the Consent Decree. It is further understood that BCI's obligations under this Settlement Agreement with respect to the Interim Measures as prescribed in the Consent Decree shall not include any environmental condition caused after the effective date of this Settlement Agreement by any person other than BCI; provided, however, that the migration after the effective date of this Settlement Agreement of contamination released at or from the Geismar Property prior to the effective date of this Settlement Agreement shall not constitute such an environmental condition, unless such migration is caused by the acts of any person other than BCI and BCI has exercised due diligence to prevent such acts.

               B. To the extent not addressed pursuant to the foregoing paragraph A, BCI shall, at its sole cost and expense and without contribution from BCP or BCPM, investigate and remediate any contamination of soil or groundwater existing on or prior to the date of this Settlement

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Agreement, at or emanating from any solid waste management unit ("SWMU")
identified in Attachment A of the Consent Decree (a particular SWMU so identified is referred to herein as a "SWMU" followed by the number or numbers designating it in Attachment A of the Consent Decree), as required by legal requirements applicable to the SWMUs, including RCRA; provided that BCI shall have no obligation hereunder to become a RCRA permit holder (it being understood that this shall not relieve BCI of any obligation to obtain such a permit if BCI operates a RCRA-regulated unit that requires such a permit), and provided further that as between BCI, on the one hand, and BCP or BCPM (or any other entity owning or occupying all or any part of the Geismar Property) on the other, BCI shall have the authority to plan, negotiate, and implement any such work, provided further, however, that BCI shall provide BCP with prior notice of and opportunity to comment on any material plans being submitted, material meetings or phone calls for negotiations being conducted, or material work being implemented pursuant to the foregoing proviso, and BCP shall have the right, but not the obligation, to participate at its own expense in any such meetings or phone calls.

          3.   BCP agrees as follows:

               A. BCP shall, at its sole cost and expense and without contribution from BCI, carry out the Supplemental Environmental Projects ("SEPs") called for in paragraph 71 under the Consent Decree, including closure in accordance with Louisiana state laws and regulations and, to the extent applicable, any other legal requirements, of the underground injection units that constitute SWMUs 21-31; provided that to the extent such closure entails investigation or remediation of soil or groundwater contamination that is subject to paragraphs 2.A or 2.B above, such investigation or remediation shall be BCI's responsibility.

               B. BCP shall, at its sole cost and expense and without contribution from BCI,

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undertake the closure, in accordance with the RCRA Part B permit application covering such units and, to the extent applicable, any other legal requirements, of the following SWMUs: (1) Sphere Tank (SWMU 1); (2) Bullet Tank (SWMU 2); (3) VCR Day Tank (SWMU 3); and (4) VCR Unit (SWMU 19), provided that with respect to SWMUs 1, 3 and 19, BCP shall not be obligated to undertake such closure to the extent not required under applicable law by reason of a transfer to a third party; and provided further that to the extent such closure entails investigation or remediation of soil or groundwater contamination that is subject to paragraphs 2.A or 2.B above, such investigation or remediation shall be BCI's responsibility.

               C. BCP shall, at its sole cost and expense and without contribution from BCI, undertake the decommissioning (as defined in Exhibit C to the Master Asset Conveyance and Facility Support Agreement, which agreement (including exhibit C and the other exhibits thereto) is Exhibit 4 hereto) of all SWMUs identified in Attachment A of the Consent Decree, with the exception of:
(1) SWMUs 1-3, 19, and 21-31, which are referenced and addressed in 3.A and 3.B above; (2) former tank farm spill tank (SWMU 39); (3) Monochem plant pH equalization sump (SWMU 41); (4) Salvage Yard (SWMU 50); (5) former Morton Salt Plant (under formaldehyde plant) (SWMU 60 (BCP 54)); (6) methanol tank (SWMU
66); and (7) various SWMUs associated with the wastewater treatment plant (including groundwater recharge units) (SWMUs 7-16, 32-38, 47, 56 (BCP 58), 57, and 64 (BCP 65)).

          4. In consideration of the work that will be performed by BCI under the terms of this Settlement Agreement, and except as specifically provided in Paragraphs 5 and 6 of this Settlement Agreement, the United States and the State of Louisiana covenant not to sue or to take administrative action against BCI for claims specifically alleged (without regard to the fact that such claims were not alleged against BCI) in the Plaintiffs' complaints in United States v.

Borden Chemicals and Plastics Operating Limited Partnership et al., No. 94-2592-A-M2 (M.D. La.) (Exhibits 5 and 6 hereto), the action that resulted in the Consent Decree, as if such claims had been alleged against BCI. This covenant not to sue is expressly conditioned upon the complete and satisfactory performance by BCI of its obligations under this Settlement Agreement with respect to the Interim Measures Section (Section VII, paragraphs 19-58) as prescribed in the Consent Decree, including the Attachments thereto, and may be voided at any time prior to completion of such obligation if BCI fails to comply with any of the requirements of this Settlement Agreement. This covenant not to sue extends only to BCI and its successors and assigns, and does not extend to any other persons.

          5. Subject to the covenant not to sue in the preceding paragraph, the United States and the State of Louisiana retain all authority and reserve all rights to take any and all actions authorized by law to protect human health and the environment. Except as provided in paragraph 4 of this Settlement Agreement, the entry of this Settlement Agreement shall not limit or constitute a waiver of any rights or remedies, or otherwise preclude the rights or remedies of the United States or the State of Louisiana, and this Settlement Agreement is without prejudice to the United States' and the State of Louisiana's rights and remedies against BCI, including but not limited to (1) the right to impose any permit requirements, including corrective action requirements under Section 3004(u) and (v) of RCRA, 42 U.S.C. Section 6924(u) and (v) or comparable State of Louisiana law if BCI operates a RCRA-regulated unit that requires such a permit at the Geismar Facility, (2) the right to require corrective action pursuant to Sections 3008(h) and 7003 of RCRA, 42 U.S.C. Sections 6928(h) and 6973; (3) the right to take any action pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), 42 U.S.C. Sections 9601 et seq., (4) the right to pursue remedies available to the United States and the State of Louisiana for any violation of this Settlement Agreement, or any federal or State law, regulation or permitting condition not specifically alleged in the Plaintiffs' Complaints and resolved by the Consent Decree, and (5) the right of the State of Louisiana to pursue any rights or remedies under LEQA. The United States and the State of Louisiana reserve authority to take any action authorized by law if there may be an imminent and substantial endangerment in connection with hazardous waste or hazardous constituents at or from the Geismar Property.

          6. The rights reserved to the United States and the State of Louisiana include the right to disapprove of work performed by BCI pursuant to this Settlement Agreement. BCI shall be responsible for obtaining any Federal, State, or local permit(s) that may be necessary for BCI to undertake its obligations under this Settlement Agreement with respect to the Interim Measures as prescribed in the Consent Decree.

          7. Nothing in this Settlement Agreement shall be construed to modify any provision of the Consent Decree. Nor shall this Settlement Agreement create any rights in, or grant any cause of action to, any person not a party to this Settlement Agreement, or release or waive any claim, cause of action, demand or defense in law or equity that any party to this Settlement Agreement may have against any person(s) or entity not a party to this Settlement Agreement.

          8. Nothing in this Settlement Agreement shall be construed to permit any third party purchaser of the Geismar Property to avoid any ongoing statutory, regulatory, or permit obligations under RCRA, the Clean Air Act, or other environmental provisions applicable to the ownership or operation of the Geismar Property.

          9. The United States, the State of Louisiana, BCP, BCPM, or BCI may enforce the terms of this Settlement Agreement, including the Geismar Environmental Allocation Agreement which is incorporated herein, prior to the effective date of the plans of reorganization or liquidation of BCP and BCPM in the bankruptcy court in which BCP's and BCPM's bankruptcy petitions have been filed; otherwise, the enforcement of this Settlement Agreement shall be in the United States District Court for the Middle District of Louisiana. After the effective date of the plans of reorganization or liquidation, BCP, BCPM and BCI agree not to contest the jurisdiction of the United States District Court for the Middle District of Louisiana to enforce the terms of this Settlement Agreement. Nothing in this Settlement Agreement or the Geismar Environmental Allocation Agreement shall relieve BCP of any obligations under the Consent Decree, provided, however, that to the extent BCI is obligated under this Settlement Agreement or the Geismar Environmental Allocation Agreement to carry out the work called for in the Interim Measures Section of the Consent Decree and is fulfilling or has completed such obligations, EPA and La.DEQ agree that they will not take any action against BCP or BCPM to enforce any obligation of BCP to carry out such work.

          10. The parties retain the right to seek to enforce terms of this Settlement Agreement and to take any action authorized by Federal or State law not inconsistent with the terms of this Settlement Agreement to achieve or maintain compliance with the terms and conditions of this Settlement Agreement.

          11. This Settlement Agreement will be subject to Bankruptcy Court approval pursuant to Bankruptcy Rule 9019.

          12. This Settlement Agreement will be lodged with the Bankruptcy Court and submitted for public comment in the Federal Register for a period of not less than fifteen (15) days. The United States reserves the right to withdraw or withhold its consent if the public comments regarding the Settlement Agreement disclose facts or considerations which indicate that the

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Settlement Agreement is inappropriate, or improper, or inadequate. Subject to paragraph 14 of this Settlement Agreement, BCP, BCPM, and BCI consent to the entry of this Settlement Agreement without further notice. After the public comment period, unless upon review of the public comments the United States determines that this Settlement Agreement is inappropriate, the United States will move the Bankruptcy Court for approval of this Settlement Agreement.

          13. Upon approval of this Settlement Agreement by the Bankruptcy Court, the Proof of Claim filed by the United States related to the Geismar Property shall be deemed resolved and the United States agrees not to file such Proof of Claim in the BCPM Bankruptcy.

          14. This Settlement Agreement shall become effective upon the later to occur of (a) approval by the Bankruptcy Court, and (b) closing under the Master Asset Conveyance and Facility Support Agreement. If this Settlement Agreement is not approved by the Bankruptcy Court, or if the closing does not occur under the Master Asset Conveyance and Facility Support Agreement, this Settlement Agreement shall be of no force and effect, whereupon nothing herein shall be deemed an admission of any fact or waiver of any right of any party with respect to the matters contained herein.

          15. This Settlement Agreement may not be amended, modified or supplemented, in whole or in part, without the prior written consent of the parties hereto and the approval of the Bankruptcy Court. To the extent applicable to BCI's obligations under this Settlement Agreement with respect to the Interim Measures prescribed by the Consent Decree, changes to the technical and schedule provisions of this Settlement Agreement (incorporated by reference, in paragraph 2.A above, from the Consent Decree) may be made without approval by the Court, upon written agreement between BCI, EPA and La.DEQ.

SO ORDERED THIS _____DAY OF _____,2002.


                                        ------------------------------
                                        JUDGE PETER J. WALSH
                                        U.S. BANKRUPTCY JUDGE

                                        FOR THE UNITED STATES
                                         OF AMERICA

                                        THOMAS L. SANSONETTI
                                        Assistant Attorney General
                                        U.S. Department of Justice
                                        Environment and Natural Resources
                                        Division

                                        /s/ Richard Gladstein
                                        ------------------------------
          RICHARD GLADSTEIN

                                        Trial Attorney
                                        Environmental Enforcement Section
                                        U.S. Department of Justice
                                        P.O.Box 7611
                                        Ben Franklin Station
                                        Washington, D.C. 20044
                                        (202) 514-5409

RICHARD G. ANDREWS
                                        United States Attorney
                                        District of Delaware

                                        ELLEN SLIGHTS
                                        Assistant United States Attorney
                                        Office of United States Attorney
                                        1201 Market Street
                                        Suite 1100
                                        P.O. Box 2046
                                        Wilmington, DE 19899-2046
OF COUNSEL:
TERRY SYKES
Associate Regional Counsel
EPA Region VI
Suite 1200
1445 Ross Ave.
Dallas, TX 75202

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ATTORNEY FOR DEBTORS
                                        AND DEBTORS IN POSSESSION


                                        DUANE MORRIS LLLP

DATED :____________
                                        ----------------------------------------
                                        Michael R. Lastowski, Esq.(DE I.D. 3892)
                                        1100 North Market Street, Suite 1200
                                        Wilmington, Delaware 19801
                                        Telephone:(302) 657-4927
                                        Facsimile:(302) 657-4901
                                        Email: mlastowski@duanemorris.com

                                        and

                                        David G. Heiman (OH-0038271)
                                        JONES, DAY, REAVIS & POGUE
                                        North Point
                                        901 Lakeside Avenue
                                        Cleveland, Ohio 44114
                                        Telephone:(216) 586-3939

                                        Neil P. Olack (GA 551250)
                                        Brett J. Berlin (GA 006764)
                                        JONES, DAY, REAVIS & POGUE
                                        3500 SunTrust Plaza
                                        303 Peachtree Street, N.E.
                                        Atlanta, Georgia 30308-3242
                                        Telephone:(404) 521-3939

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                                        Counsel for BCP Management, Inc.

                                        BLANK ROME COMISKY & MCCAULEY LLP

DATED:____________
                                        ---------------------------------------
                                        Michael D. DeBaecke, Esquire (No. 3186)
                                        1201 Market Street, Suite 800
                                        Wilmington, DE 19801
                                        (302) 425-6400

                                        and

                                        Robert J. Sidman, Esq. (OH-0017390)
                                        Vorys, Sater, Seymour & Pease LLP
                                        52 East Gay Street (P.O. Box 1008)
                                        Columbus, Ohio 43215 (43216-1008
                                        (614) 464-6422
--------------------------------------------------------------------------------

                                        BORDEN CHEMICAL, INC.

DATED:____________
                                        -------------------------------
                                        ADEEB FADIL
                                        Simpson Thacher & Bartlett
                                        425 Lexington Avenue
                                        New York, NY 10017-3954
                                        Tel: (212) 455-7070
                                        Fax: (212) 455-2502
                                        Email: a_fadil@stblaw.com

                                        WILLIAM F. STOLL, JR.
                                        Executive V.P. and General Counsel
                                        180 East Broad Street
                                        Columbus, Ohio 43215-3799
                                        Tel: 614-225-2024
                                        Fax: 614-627-8374
                                        Email: bstoll@bordencapital.com

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                                        CO-COUNSEL FOR THE OFFICIAL
                                        COMMITTEE OF UNSECURED CREDITORS
                                        REED SMITH LLP

DATED _______________ Agreed to         By:
                                            -----------------------------
                                        Kurt F. Gwynne (No. 3951)
                                        Richard A. Keuler, Jr. (No. 4108)
                                        1201 Market Street
                                        Suite 1500
                                        Wilmington, DE 19801
                                        (302) 778-7500
                                        Email: kgwynne@reedsmith.com
                                        Email: rkeuler@reedsmith.com

                                        -and-

                                        KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                        Mitchell A. Seider, Esquire
                                        Gregory A. Horowitz, Esquire
                                        James C. McCarroll, Esquire
                                        919 Third Avenue
                                        New York, NY 10022

                             CERTIFICATE OF SERVICE

          This is to certify that on the 1st of May 2002, I caused the forgoing to be sent and to be deposited in the United States Mail, first class and postage prepaid, a copy of the and certificate of service addressed to the persons on the attached service list.

                                        ---------------------------------
                                        Richard Gladstein
                                        Environmental Enforcement Section